EXHIBIT 10(ct)

AMERICAN NATIONAL INSURANCE COMPANY

ADMINISTRATIVE SERVICES ONLY AGREEMENT  (ASO)

THIS AGREEMENT IS SUBJECT TO ARBITRATION

CONTRACT NUMBER:	INSURER:

ASOGH0002	National Western Life Ins. Company

EFFECTIVE DATE:	ADDRESS OF INSURER:
January 1, 2001	850 East Anderson Lane
Austin, TX 78752-1602

EXPIRATION DATE:	ADDRESS OF AMERICAN NATIONAL:

N/A	ONE MOODY PLAZA
GALVESTON, TX 77550

THIS AGREEMENT, effective January 1, 2001, is made and entered into by and between AMERICAN NATIONAL INSURANCE COMPANY (ASO Provider) and NATIONAL WESTERN LIFE INSURANCE CO. (“Insurer”) having its offices at 850 East Anderson Lane, Austin, TX 78752-1602.

PREMISES

WHEREAS, the Insurer has an Insurance Plan that it does not wish to service on its own; and

WHEREAS, the ASO Provider is in the business of providing administrative services in conjunction with such Plans, and the Insurer desires to engage the ASO Provider to perform the services enumerated herein below:

NOW THEREFORE, in consideration of the premises and of the mutual promises and convenants contained herein, the parties agree as follows:

TABLE OF CONTENTS

I.	PLAN

                1.1              Plan Document
                1.2              Interpretation of Plan

II.	SCOPE OF RELATIONSHIP

  2.1              Agency
  2.2              Fiduciary
  2.3              Communications
  2.4              Parties

III.	DUTIES OF ASO PROVIDER

3.1            Documentation
3.2            Claims Services
     3.2.1              Practices and Procedures
     3.2.2              Services
     3.2.3              Recovery of Payments
3.3            Records and Files
3.4            Reports
3.5            Duty of Care

IV.	DUTIES OF INSURER

4.1            Account
 4.1.1              Draft Authority on the Account
4.2            Service Fee
 4.2.1              Change of Administrative Service Fee
4.3            Taxes and Other Assessments
4.4            Census
4.5            Liability for Benefits
4.6            Indemnification

V.	GENERAL PROVISIONS

5.1            Entire Contract
5.2            Applicable Law
5.3            Assignment
5.4            Arbitration

VI.	TERM OF AGREEMENT

6.1            Term
6.2            Termination
 6.2.1              By Notice
 6.2.2              By Default
 6.2.3              By Law
6.3            Effect of Termination

I.   PLAN

1.1
PLAN DOCUMENT NO. GH0002.  All services to be provided by the ASO Provider hereunder shall be performed pursuant to the provisions of the Plan Document, as amended.  A copy of the Plan Document and any amendments thereto shall be deemed to form part of this agreement for such purpose.

1.2
INTERPRETATION OF THE PLAN.  The Insurer shall be the final arbiter as to the interpretation of the Plan and as to the payment of benefits thereunder.  The ASO Provider shall consult with the Insurer in the event extraordinary benefit matters arise.

II.   SCOPE OF RELATIONSHIP

2.1
AGENCY.  In performing the services hereunder, the ASO Provider is acting solely as the agent of the Insurer; and the respective rights of the parties shall be determined in accordance with the laws of agency.  In the event that the Insurer fails to comply with any federal or state law, the ASO Provider shall not be liable in any action brought with regard to such failure.

2.2
FIDUCIARY.  The ASO Provider is not and shall not be deemed to be a fiduciary of the Plan.  Rather, the duties of the ASO Provider hereunder are ministerial in nature; and this Agreement shall not be deemed to confer or delegate any discretionary authority or control of the management of the Plan or of the management or discretion of the assets of the Plan or to confer or delegate any discretionary authority or discretionary responsibility in the administration of the Plan.

2.3
COMMUNICATIONS.  The ASO Provider shall be entitled to rely, without question, upon any written or oral communication of the Insurer, and the agents and employees thereof, which are believed by the ASO Provider to be genuine and to have been presented by a person having the apparent authority to do so.

2.4
PARTIES.  This agreement is between the ASO Provider and the Insurer, and does not create any rights or legal relationships between the ASO Provider and any of the Participants or Beneficiaries under the Plan.

III   DUTIES OF ASO PROVIDER

3.1
DOCUMENTATION. Under this agreement, the Insurer understands that the ASO Provider requires that the Insurance Plan be established and maintained pursuant to a written instrument (plan instrument or trust instrument); and the Insurer agrees that the ASO Provider shall have no responsibility with respect to such instrument or with respect to the preparation or validity of such instrument.

3.2	CLAIM SERVICES. The ASO Provider agrees to perform the below enumerated services with respect to the processing and payment of claims under the Plan:

3.2.1
PRACTICE AND PROCEDURES.  In performing such services, the ASO Provider shall employ its standard practices and procedures, whether written or otherwise; provided, however, such performance shall be subjected to the provisions of this Agreement, including, but not limited to Section 1.2.

3.2.2	SERVICES. The ASO Provider agrees to:

(a)	provide claim forms to the Insurer for submitting claims to the ASO Provider;
(b)	receive claims and claims documentation;
(c)	correspond with the Participants and providers of services if additional information is deemed by the ASO Provider to be necessary to complete the processing of claims;
(d)	coordinate benefits payable under the Plan with other benefit plans, if any;
(e)	determine the amount of benefits payable under the Plan;
(f)	pay from the Account (as described in Section 4.1 below) the amount of benefits determined to be payable under the Plan;
(g)
provide notice to Participants as to the reason(s) for denial of benefits and provide for the review of denied claims; provided, however, that such review shall be advisory to the Insurer in accordance with Section 1.2 above and shall not be deemed to be an exercise of discretion by the ASO Provider in accordance with Section 2.2 above.

3.2.3
RECOVERY OF PAYMENTS.  In the event payment is made to or on behalf of an ineligible employee Participant or any ineligible dependent of an employee Participant or that a payment is made in excess of the amount properly payable, the ASO Provider shall:

(a)	promptly advise the Insurer of such event, and
(b)	make a single demand with respect to the Participants in writing for the return of such payment or overpayment and report the results of such effort to the Insurer.

3.3
RECORDS AND FILES.  The ASO Provider shall establish and maintain a record-keeping system concerning the services to be performed hereunder.  All such records, including an accumulator report, member eligibility listing and computer tapes of such, and all hard copy files shall be the property of the Insurer and shall be delivered to the Insurer upon termination of this Agreement, subject to the right of the ASO Provider to copy and retain all or any of such records as it deems in its interest to do so.  All such records shall be available for inspection by the Insurer or any time during normal business hours at the offices of the ASO Provider in Galveston, Texas, upon reasonable prior notice.

3.4              REPORTS.  The ASO Provider shall provide the following to the Insurer:

(a)	Explanation of Benefit forms (as issued);
(b)	check register (monthly);
(c)	report of claims paid identified as to Participants (monthly);
(d)	Statement of Account (monthly);
(e)	report of Plan’s operation during the preceding year cost estimates and guidelines for the ensuing year (annually);
(f)	input for forms required to be filed by the Insurer under the Plan (annually); and
(g)	such other reports as agreed to by the ASO Provider in writing to the Insurer.

3.5	DUTY OF CARE. The ASO Provider shall not be liable for any loss resulting from the performance of its duties hereunder, except for losses resulting directly from:

(a)	the negligence of the ASO Provider, or
(b)	failure of the ASO Provider to follow the written directions of the Insurer in the processing of a particular claim, or
(c)
the fraudulent or criminal acts of the agents or employees of the ASO Provider, whether acting alone or in concert with others; except that if such acts shall have been performed in concert with an agent or employee of the Insurer, the Insurer shall bear liability for the resulting loss.

Subject to the above, the defense of any legal action brought by or on behalf of any person, including without limitation, any Participant, Beneficiary, or fiduciary of the Plan, shall be the obligation of the Insurer and shall not be the obligation of the ASO Provider.

IV.   DUTIES OF INSURER

4.1
ACCOUNT.  The ASO Provider shall establish, maintain and fund a checking account (“Account”) for the payment by the ASO Provider of benefits under the plan.  The Insurer shall be liable to reimburse the ASO Provider for all claim checks issued by the ASO Provider against the Account.  The ASO Provider agrees to provide, at its own expense, all claim checks for the purpose of issuing benefits for claims on the Account.

4.1.1	DRAFT AUTHORITY OF THE ACCOUNT. The Insurer hereby grants to the ASO Provider authority to draft against the Account.

4.2	SERVICE FEE. The Insurer agrees to pay to the ASO Provider an Administrative Service fee equal to 8% of Paid Claims.

The Insurer agrees to pay the Administrative Service fee as determined in Section 4.2 above upon receipt of the report of paid claims for each reporting period.

4.2.1
CHANGE OF ADMINISTRATIVE SERVICE FEE.  The ASO Provider reserves the right to change the Administrative Service Fee applicable to this Agreement at any time, provided that the then-current Administrative Service Fee has been applicable for a period of twelve consecutive months and provided that written notice of such change is furnished to the Insurer at least thirty-one (31) days prior to the effective date of such change.

4.3.
TAXES AND OTHER ASSESSMENTS.  The Insurer will pay the ASO Provider within a reasonable time after assessment, any tax or charge assessed against the ASO Provider which may be incurred by reason of ruling, or other determination by any Insurance Department or other governmental authority, to the effect that any Fees or Charges payable under Section 4.2 or the amount of claim payments made in accordance with the Plan and Section III of this Agreement is an insurance premium and subject to the premium tax provisions of the applicable statutes, including any retroactive assessment.

4.4.
CENSUS.  The Insurer agrees to verify the eligibility of Participants and to furnish the ASO Provider such information as may be necessary or required by the ASO Provider from time to time to discharge its obligations under Section 3.4 (f) above.

4.5.
LIABILITY FOR BENEFITS.  It is understood and agreed that liability for payment of benefits under the Plan is the liability of the Insurer and the ASO Provider shall not have any duty to use any of its funds for the payment of such benefits.

4.6.
INDEMNIFICATION.  Subject to Section 3.5, the Insurer agrees to indemnify and hold harmless the ASO Provider, its agents and employees against any and all liability, damages, expenses and costs including, without limitation, extra contractual damages, court costs, attorney’s fees, and punitive and exemplary damages resulting from or arising out of any claim, demand or legal or administrative proceeding made or brought against the ASO Provider by or on behalf of any person including, without limitation, any Participants, Beneficiary or fiduciary under the Plan.

V. GENERAL PROVISIONS

5.1
ENTIRE CONTRACT.  This agreement, together with any exhibits, attachment, and amendments appended hereto, constitutes the entire Agreement between the parties.  No representations, understandings or agreements which are not expressly contained herein shall be binding or enforceable.  No modification of the terms or provisions of this Agreement shall be effective unless evidenced by a written amendment hereto, signed by an authorized officer of both the Insurer and of the ASO Provider.

5.2	APPLICABLE LAW. This agreement shall be deemed to have been made and entered into in the State of Texas, and shall be construed and enforced according to the laws of the State of Texas.

5.3
ASSIGNMENT.  This Agreement shall not be assigned by the ASO Provider nor shall the ASO Provider’s duties, obligations or responsibilities hereunder be delegated to any person or entity without prior written consent of the Insurer.

5.4
ARBITRATION.  If any dispute shall arise between the Insurer and the ASO Provider, either before or after termination of this Agreement, with reference to the interpretation of this Agreement or the rights of either party with respect to any transaction under this Agreement, the dispute shall be referred to three arbitrators, one to be chosen by each party and the third by the two so chosen.  If either party refuses or neglects to appoint an arbitrator within thirty days after the receipt of written notice from the other party requesting it to do so, the requesting party may nominate two arbitrators who shall choose the third.  In the event the two arbitrators do not agree on the selection of the third arbitrator within thirty days after both arbitrators have been named, then the third arbitrator shall be selected pursuant to the commercial arbitration rules of the American Arbitration Association.  The arbitration shall take place in the State of Texas, and the arbitration proceedings are to governed by the rules of the American Arbitration Association and the Texas General Arbitration Act.  The arbitrators shall consider this Agreement an honorable engagement rather than merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law.  The decision of a majority of the arbitrators shall be final and binding on both the Insurer and the ASO Provider, and judgement upon the award rendered by the arbitrators shall be entered into any court having jurisdiction thereof.  The expense of the arbitrators and of the arbitration shall be equally divided between the Insurer and the ASO Provider.

IV   TERM OF AGREEMENT

6.1	TERM. This Agreement shall commence January 1, 2001, and shall continue in effect unless terminated as provided herein below.

6.2	TERMINATION.

6.2.1
BY NOTICE.  Either party may terminate this Agreement for any reason at any time by providing written notice to the other party.  The notice shall specify an effective date of termination, which shall be not less than 60 days nor more than 90 days after the date of receipt of the notice by the other party.  If the notice does not specify a date of termination the effective date of termination shall be 60 days after receipt of the notice by the other party.

6.2.2
BY DEFAULT.  Should either party default in the performance of any of the terms or conditions of this Agreement, the other party shall deliver (personally or by certified mail) to the defaulting party written notice thereof specifying the matters in default.  The defaulting party shall have ten (10) calendar days after its receipt of the written notice to cure such default.  If the defaulting party fails to cure the default within such ten day period, this Agreement shall be terminated at 11:59 p.m. on the tenth day after receipt of the notice by the defaulting party.

6.2.3
BY LAW.  If the state or federal law or regulation is enacted or promulgated which prohibits the performance of any of the duties hereunder, or if any law is interpreted to prohibit such performance, this Agreement shall automatically terminate as of the effective date of such prohibition.

6.3
EFFECT OF TERMINATION.  As of the effective date of termination of this Agreement, the ASO Provider shall have no further duties of performance hereunder.  This period between notice of termination and the effective date of termination shall be used to effect an orderly transfer of records and funds, if any, from the ASO Provider to the Insurer or to such person as the Insurer may designate in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers.

BY: National Western Life Insurance Company
ATTEST:

/S/ James P. Payne	/S/ Brian M. Pribyl
Official Signature

Senior VP
Official Title

10/2/01
Date

BY: American National Insurance Company
ATTEST:

/S/ Ron J. Ostermayer	/S/ Steven H. Schouweilder
Official Signature

Sr. Vice President, Health Ins.
Official Title

10/12/01
Date